Exhibit 10.3

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”) is effective as of _____________________, (the “Assignment Date”) by and between KEYSTONE VENTURES, LLC (“Assignor”), and ZP RE HOLDINGS, LLC (“Assignee”).

RECITALS

A. Assignor and Assignee are parties to an Agreement Regarding Purchase and Sale Contract, dated December 15, 2023 (the “Agreement”).

B. Pursuant to the Agreement, Assignor has agreed to assign to Assignee the Assigned Rights (as defined in the Agreement) and Assignee wishes to accept such assignment and to assume Assignor’s obligations with respect to same.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignment. Assignor hereby assigns to Assignee all right, title and interest of Assignor in the Assigned Rights. Assignor agrees to indemnify and hold Assignee, its affiliates and each of their members, managers, officers, directors, employees and agents, free and harmless from and against any and all liability, expense, cost, loss or damage which they or any of them may incur by reason of any act or omission of Assignor under this Assignment, the Agreement or relating to the Assigned Rights with respect to any fact, event or circumstance arising on or before the Assignment Date, including, but not limited to Assignor’s failure to perform any obligations in connection with the Assigned Rights. The amount of any such liability, loss, claim, damage or expense indemnified against shall be deemed to include reasonable attorneys’ fees and other costs of defense.

2. Assumption. From and after the Assignment Date, Assignee agrees to assume and perform all of Assignor’s obligations with respect to the Assigned Rights. Assignee agrees to indemnify and hold Assignor free and harmless from and against any and all liability, expense, cost, loss or damage which they or any of them may incur by reason of any act or omission of Assignee under this Assignment or relating to the Assigned Rights with respect to any fact, event or circumstance arising after the Assignment Date. The amount of any such liability, loss, claim, damage or expense indemnified against shall be deemed to include reasonable attorneys’ fees and other costs of defense.

3. Miscellaneous Provisions.

(a) Amendment and Modification. This Assignment may be amended, modified or supplemented only by written agreement of the parties.

(b) Entire Agreement. This Assignment, together with the other agreements referred to herein, sets forth the entire agreement and understanding of the parties in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party.

(c) Severability. The invalidity of any provision of this Assignment or portion of a provision shall not affect the validity of any other provision of this Assignment or the remaining portion of the applicable provision.

(d) Further Assurances. Upon reasonable request, from time to time, each party agrees that it shall execute and deliver all documents, make all rightful oaths, testify in any proceeding and do all other acts which may be necessary or desirable in the opinion of any other party to protect or record the rights of the other party arising under this Assignment, or to aid in the prosecution or defense of any rights arising therefrom, all without further consideration.

(e) Governing Law. This Assignment shall be governed by and construed in accordance with the internal laws of the state where the Property is located.

(f) Counterparts; E-mail Signatures. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original and both of which together will constitute one and the same document. This Assignment may be signed electronically in portable document format (“pdf”) and pdf signatures will be binding.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the parties hereto have caused this Assignment to have been executed and delivered as of the Effective Date.

ASSIGNOR:

KEYSTONE VENTURES, LLC

By:	/s/
Name:
Its:

ASSIGNEE:

ZP RE HOLDINGS, LLC

By:	/s/ Bryan McLaren
Name:	Bryan McLaren
Its:	Authorized person

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